UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

          (a - b)  At the 2015 Annual Meeting, stockholders of NIC Inc. (the “Company”) voted on three proposals and cast their votes as described below.  The proposals are described in the Company’s Proxy Statement.

Proposal 1

The following directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Harry H. Herington	52,109,266	2,329,005	7,100,565
Art N. Burtscher	53,930,208	508,063	7,100,565
Venmal (Raji) Arasu	53,994,269	444,002	7,100,565
Karen S. Evans	53,995,469	442,802	7,100,565
Ross C. Hartley	37,713,380	16,724,891	7,100,565
C. Brad Henry	53,995,476	442,795	7,100,565
Alexander C. Kemper	52,565,869	1,872,402	7,100,565
William M. Lyons	46,511,907	7,926,364	7,100,565
Pete Wilson	53,927,842	510,429	7,100,565

The Company notes that holders of approximately 31% of outstanding shares that voted, cast a “WITHHOLD” vote for Ross C. Hartley. The Company believes that most of these votes were likely cast as a result of a report by Institutional Shareholder Services (“ISS”) recommending a “WITHHOLD” vote for Mr. Hartley, as a result of his service as a member of the Corporate Governance and Nominating Committee (the “Committee”) while an “affiliated outside director.” This recommendation was based on ISS’s position that Mr. Hartley is an “affiliated outside director” because he participated in the founding of the Company over 20 years ago and served as an officer of a subsidiary of the Company in the 1990s.

After discussions between the Committee and Mr. Hartley, Mr. Hartley was not re-nominated for Committee membership and the Board did not re-appoint him to the Committee.  Mr. Hartley remains an independent member of the Board of Directors.  Because Mr. Hartley will no longer serve on a committee, the Company is not aware of any other matters that would result in a negative recommendation for Mr. Hartley’s re-election as a director at any future stockholders' meetings if he is nominated for re-election.

Proposal 2

Company stockholders approved on an advisory basis the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
53,550,502	848,246	39,523	7,100,565

Proposal 3

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 as set forth below:

For	Against	Abstentions	Broker Non-Votes
60,347,846	1,175,697	15,293	0

Item 8.01          Other Events

On May 5, 2015, the Board of Directors of the Company appointed Jayne Friedland Holland, the Company’s Chief Security Officer and Associate General Counsel, as Chief Security Officer and an Executive Officer of the Company, effective immediately.  On May 7, 2015, the Company issued a press release announcing Ms. Holland’s appointment.  A copy of the press release is furnished with this report on Form 8-K as Exhibit 99, and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

            (d)          Exhibits.

99 - Press release issued by NIC Inc. dated May 7, 2015 is being furnished as part of this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

Date:	May 7, 2015